EXHIBIT 10.26

Compensatory Arrangements with Executive Officers

Base Salary

The current annual base salaries of each of the executive officers of PLC Systems Inc. (the “Company”) are as follows:

Mark R. Tauscher, President, Chief Executive Officer and Director	$298,314

James G. Thomasch, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	$187,285

Dr. Robert I. Rudko, Chief Scientific Officer	$206,206

Vincent C. Puglisi, Managing Director, International	$155,324

Kenneth J. Luppi, Vice President of Operations	$153,486

Cash Bonus Compensation

The Compensation Committee of the Company’s Board of Directors has not yet approved the bonus arrangements for its executive officers for 2007.

Other Compensation

Mr. Tauscher and Mr. Thomasch each currently receive an annual car allowance of $12,000.  Mr. Luppi, Mr. Puglisi and Dr. Rudko each currently receive an annual car allowance of $6,000.

The Compensation Committee may also, from time to time, award each of the executive officers compensation in the form of stock options granted under the Company’s 2005 Stock Incentive Plan.